Exhibit 2.1
                                   -----------

    Agreement and Plan of Merger dated as of May 17, 1999 among Allianz Life Insurance Company of North America, Nova New Co., and Life USA Holding, Inc.

                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA,



                                  NOVA NEW CO.



                                       AND



                             LIFE USA HOLDING, INC.



                            DATED AS OF MAY 17, 1999

                                TABLE OF CONTENTS

                          AGREEMENT AND PLAN OF MERGER

Recitals                                                                                         1

ARTICLE I  THE MERGER                                                                            1
         Section 1.1       The Merger                                                            1
         Section 1.2       Effective Time                                                        2
         Section 1.3       Effects of the Merger                                                 2
         Section 1.4       Charter and By-Laws; Directors and Officers                           2
         Section 1.5       Conversion of Securities                                              2
         Section 1.6       Payment Agent                                                         3
         Section 1.7       Transfer Taxes; Withholding                                           4
         Section 1.8       Return of Payment Fund                                                4
         Section 1.9       No Further Ownership Rights in Company Common Stock                   4
         Section 1.10      Closing of Company Transfer Books                                     4
         Section 1.11      Lost Certificates                                                     5
         Section 1.12      Further Assurances                                                    5
         Section 1.13      Closing                                                               5

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB                                     5
         Section 2.1       Organization, Standing and Power                                      5
         Section 2.2       Authority                                                             6
         Section 2.3       Consents and Approvals; No Violation                                  6
         Section 2.4       Proxy Statement                                                       7
         Section 2.5       Actions and Proceedings                                               8
         Section 2.6       Operations of Sub                                                     8
         Section 2.7       Brokers                                                               8
         Section 2.8       Financing                                                             8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                        8
         Section 3.1       Organization, Standing and Power                                      8
         Section 3.2       Capital Structure                                                     9
         Section 3.3       Authority                                                             10
         Section 3.4       Consents and Approvals; No Violation                                  10
         Section 3.5       SEC Documents and Other Reports                                       11
         Section 3.6       Proxy Statement                                                       12
         Section 3.7       Absence of Certain Changes or Events                                  12
         Section 3.8       Permits and Compliance                                                13
         Section 3.9       Tax Matters                                                           14
         Section 3.10      Actions and Proceedings                                               14
         Section 3.11      Certain Agreements                                                    15
         Section 3.12      ERISA                                                                 15
         Section 3.13      Compliance with Worker Safety and Environmental Laws                  16

         Section 3.14      Labor Matters.                                                        17
         Section 3.15      Intellectual Property                                                 17
         Section 3.16      State Takeover Statutes; Certain Charter Provisions                   17
         Section 3.17      Required Vote of Company Stockholders                                 18
         Section 3.18      Year 2000 Compliance                                                  18
         Section 3.19      Brokers                                                               18
         Section 3.20      Insurance Coverage                                                    18
         Section 3.21      Conflicts of Interest                                                 18

ARTICLE IV  COVENANTS                                                                            19
         Section 4.1       Conduct of Business Pending the Merger                                19
         Section 4.2       No Solicitation                                                       21
         Section 4.3       Third Party Standstill Agreements                                     22

ARTICLE V  ADDITIONAL AGREEMENTS                                                                 23
         Section 5.1       Stockholder Meeting.                                                  23
         Section 5.2       Preparation of the Proxy Statement.                                   23
         Section 5.3       Access to Information                                                 23
         Section 5.4       Fees and Expenses                                                     23
         Section 5.5       Company Stock Options                                                 25
         Section 5.6       Best Efforts                                                          25
         Section 5.7       Public Announcements                                                  26
         Section 5.8       Real Estate Transfer and Gains Tax                                    26
         Section 5.9       Indemnification; Directors and Officers Insurance                     26
         Section 5.10      Notification of Certain Matters                                       27
         Section 5.11      Employee Benefit Plans and Agreements                                 27
         Section 5.12      Stock Purchase Agreement                                              28
         Section 5.13      Dissenting Shares                                                     28
         Section 5.14      Chief Executive Officer                                               28
         Section 5.15      Change of Control                                                     29
         Section 5.16      Convertible Debentures                                                29
         Section 5.17      Advance of Funds                                                      29

ARTICLE VI  CONDITIONS PRECEDENT TO THE MERGER                                                   29
         Section 6.1       Conditions to Each Party's Obligation to Effect the Merger            29
         Section 6.2       Conditions to Obligation of the Company to Effect the Merger          30
         Section 6.3       Conditions to Obligations of Parent and Sub to Effect the Merger      30

ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER                                                   31
         Section 7.1       Termination                                                           31
         Section 7.2       Effect of Termination                                                 33
         Section 7.3       Amendment                                                             33
         Section 7.4       Waiver                                                                33

ARTICLE VIII  GENERAL PROVISIONS                                                                 34

         Section 8.1       Non-Survival of Representations and Warranties.                       34
         Section 8.2       Notices.                                                              34
         Section 8.3       Interpretation                                                        35
         Section 8.4       Counterparts                                                          35
         Section 8.5       Entire Agreement; No Third-Party Beneficiaries                        35
         Section 8.6       Governing Law                                                         35
         Section 8.7       Assignment                                                            35
         Section 8.8       Severability                                                          35
         Section 8.9       Enforcement of this Agreement                                         36

Signatures                                                                                       37

                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER, dated as of May 17, 1999 (the "Agreement"), is executed by and among ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation ("Parent"), NOVA NEW CO., a Minnesota corporation and a wholly owned subsidiary of Parent ("Sub"), and LIFE USA HOLDING, INC., a Minnesota corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").


                              W I T N E S S E T H:


                  WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by Parent or the Company other than Dissenting Shares (as hereinafter defined) will be converted into a right to receive $20.75 per share; and

                  WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders.

                  NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Minnesota Business Corporation Act (the "MBCA"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the MBCA. Notwithstanding anything to the contrary herein, at the election of Parent, any direct wholly owned Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger; provided that such substituted corporation is a Minnesota corporation which is formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no other business activities. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

                  Section 1.2 Effective Time. The Merger shall become effective when Articles of Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the MBCA, are filed with the Secretary of State of the State of Minnesota; provided, however, that, upon the mutual consent of the Constituent Corporations, the Articles of Merger may provide for a later date or time of effectiveness of the Merger. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Articles of Merger are accepted for record or such later date or time established by the Articles of Merger. The filing of the Articles of Merger shall be made on the date of the Closing (as hereinafter defined).

                  Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 302A.641 subd. 2 of the MBCA.

                  Section 1.4 Charter and By-Laws; Directors and Officers

                  (a) Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended so that (i) Article III of such Articles of Incorporation reads in its entirety as follows: "The aggregate number of shares of common stock which this corporation shall have authority to issue is One Hundred (100) shares, par value $.01 per share." and (ii) Article IV of such Articles of Incorporation is deleted in its entirety. As so amended, such Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read as did the By-Laws of Sub immediately prior to the Effective Time, except that the name of the Surviving Corporation shall remain unchanged. As so amended and restated, such By-Laws of the Company shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) Directors. The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

                  (a) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) All shares of Company Common Stock that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock owned by Parent shall be canceled and no cash or other consideration shall be delivered in exchange therefor.

                  (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b) and Dissenting Shares) shall be converted into the right to receive, upon surrender of the certificate (the "Certificate") formerly representing such share of Company Common Stock, an amount of cash equal to $20.75 (the "Per Share Amount"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a Certificate or Certificates formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive the cash to be paid to such holder pursuant to Article I hereof (the "Merger Consideration") upon the surrender of a Certificate or Certificates in accordance with Section 1.6 hereof.

                  (d) Each Convertible Debenture (as hereinafter defined) shall cease to be convertible into shares of Company Common Stock and instead shall only be convertible into a right to receive from Parent an amount of cash equal to the Merger Consideration the holder of such Convertible Debenture would have received pursuant to Article I hereof had such Convertible Debenture been converted into Company Common Stock immediately prior to the Effective Time.

                  (e) The Dissenting Shares shall be handled in accordance with
Section 5.13 hereof.

                  Section 1.6 Payment Agent

                  (a) Exchange of Certificates. Parent shall authorize a commercial bank (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as Payment Agent hereunder (the "Payment Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Payment Agent, in trust for the holders of shares of Company Common Stock converted in the Merger and holders of Company Stock Options (as hereinafter defined), an amount of cash equal to or exceeding the aggregate Merger Consideration to be paid to holders of Company Common Stock pursuant to
Article I hereof and any Option Consideration (as hereinafter defined) to be paid to holders of Company Stock Options pursuant to the terms of Section 5.5 (such amount hereinafter the "Payment Fund").

                  (b) Exchange Procedures. Parent shall instruct the Payment Agent, as soon as practicable after the Effective Time, to mail to each record holder of a Certificate or Certificates a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Payment Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender for cancellation to the Payment Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration, and any Certificate so surrendered shall forthwith be canceled. Holders of Company Stock Options shall receive payment, if any, for such Company Stock Options pursuant to the procedures set forth in Section 5.5.

                  Section 1.7 Transfer Taxes; Withholding. If any Merger Consideration is to be paid to any person other than to the person named in the Certificate surrendered in exchange therefor, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Payment Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than to the person named in the Certificate surrendered, or shall establish to the satisfaction of the Payment Agent that such tax has been paid or is not applicable. Parent or the Payment Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or holder of a Company Stock Option such amounts as Parent or the Payment Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Payment Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or the holder of a Company Stock Option in respect of which such deduction and withholding was made by Parent or the Payment Agent.

                  Section 1.8 Return of Payment Fund. Any portion of the Payment Fund which remains undistributed for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article I and holders of Company Stock Options who have not theretofore complied with Section 5.5 hereof shall thereafter look only to Parent for payment of their claim for any Merger Consideration or Option Consideration, as the case may be. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock or holder of a Company Stock Option for any cash held in the Payment Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 1.9 No Further Ownership Rights in Company Common Stock. The payment of the Merger Consideration upon surrender of any Certificate shall be deemed to constitute full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificate.

                  Section 1.10 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Payment Agent or the Parent, such Certificates shall be canceled and exchanged as provided in this Article I.

                  Section 1.11 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Payment Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Payment Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Payment Agent will pay the Merger Consideration in exchange for such lost, stolen or destroyed Certificate.

                  Section 1.12 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                  Section 1.13 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree.


                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub represent and warrant to the Company as follows:

                  Section 2.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Parent is duly qualified to do business, and is in good standing in each jurisdiction where the character of the properties owned or held under lease by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be; provided, however, that in determining whether a Material Adverse Change or Material Adverse Effect has occurred with respect to either referenced party, any change or effect, to the extent it is attributable to changes in prevailing interest rates or to any change in general economic conditions affecting companies in industries similar to the industries in which the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, operate, shall not be considered when determining if a Material Adverse Change or Material Adverse Effect has occurred; and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

                  Section 2.2 Authority. On or prior to the date of this Agreement, the Boards of Directors of Parent and Sub have each declared the merger advisable and fair to and in the best interest of Parent and Sub, and the Board of Directors of Sub has recommended the adoption of this Agreement by Parent as sole stockholder of Sub and Parent has approved this Agreement as sole stockholder of Sub. Each of Parent and Sub has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent or Sub, as the case may be, subject to the filing of the Articles of Merger with the Secretary of State of the State of Minnesota. This Agreement has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect of the Agreement on the Company) constitutes the valid and binding obligations of each of Parent or Sub, as the case may be, enforceable against them in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of specific performance and other equitable remedies.

                  Section 2.3 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this
Section 2.3 have been obtained and all filings and obligations described in this
Section 2.3 have been made, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation or the By-Laws of Parent or the Articles of Incorporation or By-Laws of Sub, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders, notices and approvals as may be required by state takeover laws (the "State Takeover Approvals") and state insurance laws (the "State Insurance Approvals"), and (iv) such consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  Section 2.4 Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the
Schedule 13e-3 (as hereinafter defined) or the proxy statement relating to the Stockholder Meeting (as hereinafter defined) (together with any amendments or supplements thereto, the "Proxy Statement") will, (i) in the case of the
Schedule 13e-3, at the time of its filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur, which is required to be described in the Schedule 13e-3 or the Proxy Statement, such event shall be so described, and, in the case of the Schedule 13e-3, an appropriate amendment or supplement shall be promptly filed with the SEC and, in the case of the Proxy Statement, Parent will promptly give notice of such event to the Company.

                  Section 2.5 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or stockholders of Parent or any of its Subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would materially impair the ability of Parent to perform its obligations hereunder. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would materially impair the ability of Parent to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge of the executive officers of Parent.

                  Section 2.6 Operations of Sub. Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                  Section 2.7 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transaction contemplated by this Agreement based upon the arrangements made by or on behalf of Parent or Sub.

                  Section 2.8 Financing. Parent has sufficient capital resources necessary to perform its obligations under this Agreement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Sub as follows:

                  Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.2 Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock and 15,000,000 shares of undesignated preferred stock, par value $.01 per share ("Company Preferred Stock"). At the close of business on March 31, 1999, (i) 23,920,839 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company and (iii) 5,695,790 shares of Company Common Stock were reserved for issuance pursuant to outstanding options under the Company's stock plans described under Section 3.2 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated therein as the Company Letter (the "Company Letter") (collectively, the "Company Stock Plans"). Except as set forth in Section 3.2 of the Company Letter, no options have been granted since March 31, 1999. At the close of business on March 31, 1999, the Company's outstanding 8% convertible subordinated debentures (the "Convertible Debentures") were convertible into approximately 231,373 shares of Company Common Stock. Except as set forth in Section 3.2 of the Company Letter, the Company Stock Plans are the only benefit plans of the Company or its Subsidiaries under which any securities of the Company or any of its Subsidiaries are issuable. No shares of Company Preferred Stock are outstanding. As of the date of this Agreement, except (i) as set forth above or
(ii) as set forth in Section 3.2 of the Company Letter, no shares of capital stock or other voting securities of the Company or any Subsidiary were issued, reserved for issuance or outstanding. As of the date of this Agreement, except as set forth in Section 3.2 of the Company Letter, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 3.2 of the Company Letter, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Other than the Convertible Debentures, the Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the SEC (the "Company Annual Report"), is a true, accurate and correct statement in all material respects of all of the information as of December 31, 1998 required to be set forth therein by the regulations of the SEC.

                  Section 3.3 Authority. On or prior to the date of this Agreement, the Board of Directors of the Company has declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved this Agreement in accordance with the MBCA, resolved to recommend the adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for adoption. The

Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) approval of this Agreement by the stockholders of the Company and (y) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of the Agreement on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of specific performance and other equitable remedies. The filing of the Proxy Statement with the SEC has been duly authorized by the Company's Board of Directors.

                  Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this
Section 3.4 have been obtained and all filings and obligations described in this
Section 3.4 have been made, except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation or By-Laws of the Company, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, notices, orders and approvals as may be required to obtain the State Takeover Approvals and State Insurance Approvals, (iv) applicable requirements, if any, of Blue Sky Laws and the Nasdaq National

Market or as may be required pursuant to the laws, rules and regulations of states and state commissions regulating the business of securities broker-dealers, and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  Section 3.5 SEC Documents and Other Reports. The Company has filed all required documents with the SEC since January 1, 1996 (the "Company SEC Documents"). Except as set forth in Section 3.5 of the Company Letter, as of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.5 of the Company Letter, the consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), are in accordance with the books and records of the Company and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of financial statements. Except as and to the extent set forth in Section 3.5 of the Company Letter or in the Company Annual Report, neither the Company nor any of its Subsidiaries had as of December 31, 1998 any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on the consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) included in the Financial Statements that are not so reflected. The Company has delivered to Parent the following statutory financial statements of Life USA Insurance Company (the "Insurance Subsidiary") which have been filed with insurance regulators (the "Statutory Statements"): (a) the Statutory Quarterly Statement for the quarter ended March 31, 1999 for the Insurance Subsidiary as filed with state insurance regulatory authorities, and (b) the Annual Statutory Statements for the years ended December 31, 1998, 1997, 1996, 1995 and 1994 as filed with state insurance regulatory authorities. The Statutory Statements (i) fairly present the financial position of the Insurance Subsidiary and the results of its operations as of the dates thereof and periods then ended, (ii) were prepared in accordance with statutory accounting principles prescribed or permitted at the date of such financial statements by the insurance regulatory authority of its state of domicile, and (iii) all investments in stocks and bonds shown thereon were carried at values determined in accordance with the National Association of Insurance Commissioners' guidelines.

                  Section 3.6 Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act. Neither the Proxy Statement (other than with respect to information contained in the Proxy Statement that is provided to the Company by Parent for inclusion in the Proxy Statement) nor any of the information supplied by the Company for inclusion or incorporation by reference in the Schedule 13e-3, together with any amendments or supplements thereto, will (i) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) in the case of information supplied by the Company for inclusion or incorporation by reference in the Schedule 13e-3, at the time its filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Proxy Statement or the Schedule 13e-3, such event shall be so described, and, in the case of the Proxy Statement, an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company, and, in the case of the
Schedule 13e-3, the Company shall promptly notify Parent of such event.

                  Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 3.7 of the Company Letter, since December 31, 1998, (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, (B) there has been no change in the capital stock of the Company except for the issuance of shares of the Company Common Stock pursuant to the Company Stock Plans or the conversion of the Convertible Debentures and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, except for the regular quarterly dividend of not more than $.025 per share of Company Common Stock, (C) there has not been (x) any granting by the Company or any of its Subsidiaries to any executive officer of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (y) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents or (z) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer and (D) there has been no event causing a Material Adverse Effect on the Company, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on the Company.

                  Section 3.8 Permits and Compliance. Each of the Company and its

Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its Articles of Incorporation, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section 3.8 of the Company Letter, as of the date hereof there is no contract or agreement that is material to the business, properties, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section 3.8 of the Company Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. As of the date of this Agreement, set forth in
Section 3.8 of the Company Letter is a description of any material changes to the amount and terms of the indebtedness of the Company and its Subsidiaries as described in the Company Annual Report. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the executive officers of the Company.

                  Section 3.9 Tax Matters. Except as otherwise set forth in
Section 3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (v) any Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the IRS or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending;
(vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested; and (viii) no withholding is required under Section 1445 of the Code in connection with the Merger. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and
(ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  Section 3.10 Actions and Proceedings. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in
Section 3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving
(i) the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, any of the present or former directors, officers, employees, consultants, agents or stockholders of the Company or any of its Subsidiaries, as such, (iii) any of the properties, assets or businesses of the Company or any of its Subsidiaries or (iv) any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving (i) the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, (iii) any of the properties, assets or businesses of the Company or any of its subsidiaries or
(iv) any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting (i) the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, (iii) any of the properties, assets or businesses of the Company or any of its Subsidiaries or (iv) any Company Plan, in each case relating to the transactions contemplated by this Agreement. The Company is not in default with respect to any material final judgment, order or decree of any court or any governmental agency or instrumentality.

                  Section 3.11 Certain Agreements. Except as set forth in
Section 3.11 of the

Company Letter or as provided pursuant to Section 5.5 hereof, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (collectively, "Transaction Agreements"). No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement, other than the Stock Option Consideration to be paid to holders of Company Stock Options pursuant to Section
5.5. Section 3.11 of the Company Letter sets forth (i) for each officer, director or employee who is a party to, or will receive benefits under, any Transaction Agreement, the total amount that each such person may receive, or is eligible to receive, if this Agreement were to be consummated on the date hereof and whether such amount (or portion thereof) constitutes or will constitute a "parachute payment" to a "disqualified individual" as those terms are defined in section 280G of the Code, and (ii) the total amount of indebtedness owed to the Company or its Subsidiaries as of April 30, 1999 from each officer or director of the Company and its Subsidiaries.

                  Section 3.12 ERISA

                  (a) Company Plans. Each Company Plan (as hereinafter defined) is listed in Section 3.12(a) of the Company Letter. Except as would not have a Material Adverse Effect on the Company, each Company Plan complies in all respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, and (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan that is likely to have individually or in the aggregate, a Material Adverse Effect on the Company, and
(ii) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

                  (b) Plan Liabilities. Except as listed in Section 3.12(b) of the Company Letter, with respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate or Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, which would have a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or a request for such a determination filed within the remedial amendment period of Section 401(b) of the Code is pending, and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Neither the Company nor any entity which is treated as a single employer along with the Company under

Section 414(b), (c), (m) or (o) of the Code maintains or contributes to, or has ever maintained or contributed to, or been required to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA. Except as disclosed in Section 3.12(b) of the Company Letter, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by
Section 4980B of the Code.

                  (c) Definitions. As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability.

                  (d) Employment Agreements. Section 3.12(d) of the Company Letter contains a list of all (i) severance and employment agreements with employees of the Company and each ERISA Affiliate, (ii) severance programs and policies of the Company and each ERISA Affiliate with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company and each ERISA Affiliate with or relating to its employees containing change of control or similar provisions.

                  Section 3.13 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on the Company.

                  Section 3.14 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business

Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company.

                  Section 3.15 Intellectual Property. To the Knowledge of the Company, the Company (a) owns or has the exclusive right in the life insurance and annuity industry to use the "LifeUSA" trademark without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, (b) owns or has the right in the ordinary course of its business to use all patents, trademarks, trade names, service marks, copyrights, trade secrets (including without limitation know-how, show-how, customer lists, inventions, designs, processes, computer programs and technical data), and all other intellectual property rights (collectively, "Proprietary Rights") necessary to its operations and the sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens, or claims of others, except for customary restrictions or provisions under any agreement pursuant to which any of the foregoing is licensed from a third party, which restrictions and provisions do not significantly interfere with the conduct of the Company's business in the ordinary course, and (c) to the Knowledge of the Company and except as set forth in Section 3.15 of the Company Letter, is not using any Proprietary Rights of any third party which violates the rights of such third party.

                  Section 3.16 State Takeover Statutes; Certain Charter Provisions. Minnesota Statutes Section 302A.671 is not applicable to the Company, and no charter or by-law takeover provision nor, to the Knowledge of the Company, any state takeover statute is applicable to the Merger or the Agreement and the transactions contemplated hereby.

                  Section 3.17 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to adopt this Agreement. No other vote of the security holders of the Company is required by law, the Articles of Incorporation or By-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

                  Section 3.18 Year 2000 Compliance. The Company and its Subsidiaries have established, and are adhering to, a written year 2000 compliance plan to facilitate the continued, effective operation of the Company's business before and after January 1, 2000. Such plan includes, without limitation, (a) adequate procedures for verification that all material software, hardware, systems and equipment (collectively "Technology") purchased, leased, licensed or otherwise used by the Company or any of its Subsidiaries is capable of accurately processing date/time data within, from, into and between the twentieth and twenty-first centuries, including leap year calculations and the processing of four-digit date data ("Year 2000 Compliant"), (b) verification of adequate year 2000 planning by all providers of products and services to the Companies, and (c) adequate contingency plans in the event of a failure of mission-critical systems or products, or interruption in the provision of mission-critical services utilized by the Company. The material Technology of the Company and its Subsidiaries is Year 2000

Compliant, and the Company and its Subsidiaries (i) have obtained confirmation from their respective providers of material products and services that such products and services are Year 2000 Compliant in all material respects or (ii) the Company has alternative providers of such products or services such that, to the Knowledge of the Company, any interruption or failure of such third party products or services would not have a Material Adverse Effect on the Company.

                  Section 3.19 Brokers. No broker, investment banker or other person, other than a nationally recognized investment bank, reasonably acceptable to Parent and the fees and expenses of which will be paid by the Company, that may be retained by the Company to opine as to the "fairness" of the transaction contemplated hereunder, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  Section 3.20 Insurance Coverage. There are in full force and effect policies of insurance issued by insurers of recognized responsibility insuring the Company and its properties and business against such losses and risks, and in such amounts, as in the Company's reasonable judgment, are acceptable for the nature and extent of such business and its resources. A summary of the insurance policies carried by the Company as of the date hereof has been furnished previously to Parent.

                  Section 3.21 Conflicts of Interest. As of the date hereof, no officer or director of the Company or any "Affiliate" (as such term is defined in Rule 405 under the Securities Act) of any such person has any direct or indirect interest (a) in any entity which does business with the Company, (b) in any property, asset or right which is used by the Company in the conduct of its business, or (c) in any contractual relationship with the Company other than as an employee, except as disclosed in the Company's proxy statement for its 1999 annual shareholders meeting or except as with Parent or any of Parent's Affiliates.


                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

                  Section 4.1 Conduct of Business Pending the Merger. Except as expressly permitted by clauses (i) through (xvi) of this Section 4.1, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Company Letter (with specific reference to the applicable subsection below), the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

         (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than (1) regular quarterly dividends of not more than $.025 per share of Company Common Stock declared and paid on dates consistent with past practice and (2) dividends and other distributions by wholly owned Subsidiaries or LifeSales, LLC), (B) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Company Common Stock (x) upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms, (y) to the 401k plan of the Company pursuant to its current terms and in accordance with past practices, (z) upon the conversion of Convertible Debentures outstanding on the date of this Agreement in accordance with their current terms or (B) the issuance by LTC America, Inc. of securities and rights pursuant to the programs described in
Section 4.1 of the Company Letter.

         (iii) amend its Articles of Incorporation or charter or By-Laws;

         (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

         (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice;

         (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) in the ordinary course of business consistent with past practices, provided, that the Company may not, without the written consent of Parent, incur any indebtedness for borrowed money, other than borrowings under credit facilities existing on the date hereof and (B) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries;

         (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or of any of its Subsidiaries;

         (viii) enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement, except as required by applicable law;

         (ix) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company or any of its Subsidiaries) or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

         (x) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any of its Subsidiaries by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

         (xi) make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

         (xii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

         (xiii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

         (xiv) enter into or amend any agreement or contract material to the Company and its Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practices; or make or agree to make any new capital expenditure or expenditures which in the aggregate together with all capital expenditures made by the Company or any of its Subsidiaries since December 31, 1998 are in excess of $4,000,000;

         (xv) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than
(a) the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice or (b) the payment, discharge or satisfaction of any indebtedness owed by the Company or any of its Subsidiaries under any existing credit facility; or

         (xvi) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                  Section 4.2 No Solicitation

                  (a) Takeover Proposals. The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any agreement with respect to any Takeover Proposal or
(iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that prior to the Stockholder Meeting (as hereinafter defined), if the Board of Directors of the Company reasonably determines the Takeover Proposal constitutes a Superior Proposal (as defined below), then, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the disinterested members thereof after receiving the advice of independent counsel, the Company may, in response to an unsolicited request therefor, furnish information with respect to the Company to, and enter into discussions with, any person pursuant to a customary confidentiality agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any of its Subsidiaries or any financial advisor, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any proposal for a merger or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement, and "Superior Proposal" means a bona fide Takeover Proposal made by a third party which a majority of the disinterested members of the Board of Directors of the Company determines in its reasonable good faith judgment to be more favorable to the Company's stockholders than the Merger (after receiving the written opinion, with only customary qualifications, of the Company's independent financial advisor that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the reasonable good faith judgment of a majority of such disinterested members (after receiving the written advice of the Company's independent financial advisor), is highly likely to be financed by such third party.

                  (b) Recommendation of the Board of Directors. Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal.

                  (c) Notice of Takeover Proposal. The Company shall advise Parent orally (within one business day) and in writing (as promptly as practicable) of (i) any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal, (ii) the material terms of such Takeover Proposal and (iii) the identity of the person making any such Takeover Proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such Takeover Proposal or inquiry.

                  Section 4.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Takeover Proposal or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  Section 5.1 Stockholder Meeting. The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (the "Stockholder Meeting") for the purpose of considering the approval of this Agreement and the transactions contemplated hereby. The Company will, through its Board of Directors, recommend to its stockholders the adoption or approval of the Agreement, shall use all reasonable efforts to solicit such approvals by its stockholders and shall not withdraw such recommendation. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of a Takeover Proposal.

                  Section 5.2 Preparation of the Proxy Statement. The Company and Parent shall promptly prepare and file with the SEC the Proxy Statement and Parent shall prepare and file, with the reasonable cooperation and assistance of the Company, a Schedule 13e-3 with the SEC (the "Schedule 13e-3"). The Company shall mail the Proxy Statement to its stockholders at the earliest practical date.

                  Section 5.3 Access to Information. Subject to currently existing contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent hereto reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent pursuant to this Section 5.3 shall be kept confidential in accordance with Section 7.2 of the Stock Purchase Agreement, dated January 13, 1998 between Parent and the Company (the "Stock Purchase Agreement").

                  Section 5.4 Fees and Expenses

                  (a) Expenses. Except as provided in this Section 5.4 and
Section 5.7, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and all filing fees (including, without limitation, filing fees under the Exchange Act and the HSR
Act) shall be divided equally between Parent and the Company.

                  (b) Expenses Upon Termination. Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (A) by the Company or Parent pursuant to Section 7.1(f), (B) by Parent pursuant to Section 7.1(g) or (C) by the Company or Parent at a time when Parent is entitled to terminate this Agreement pursuant to Section 7.1(f) or 7.1(g), then, in each case, the Company shall (without prejudice to any other rights Parent may have against the Company for breach of this Agreement) reimburse Parent upon demand for all out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate of Parent in connection with this Agreement and the transactions contemplated herein, including all fees and expenses of counsel, investment banking firms, accountants and consultants.

                  (c) Termination Fee. Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by the Company or Parent at a time when Parent is entitled to terminate this Agreement pursuant to
Section 7.1(b), (c), (e) or (i), and, concurrently with or within eighteen months after such a termination a Third Party Acquisition Event (as defined below) occurs, or (ii) this Agreement is terminated pursuant to Section 7.1(f) or 7.1(g) or by the Company or Parent at a time when Parent is entitled to terminate this Agreement pursuant to Section 7.1(f) or 7.1(g), then, in each case, the Company shall (in addition to any obligation under this Section 5.4(b) and without prejudice to any other rights that Parent may have against the Company for a breach of this Agreement) pay to Parent a termination fee of $20,000,000 in cash (the "Termination Fee"), such payment to be made promptly, but in no event later than the second business day following, in the case of clause (i), the later to occur of such termination and such Third Party Acquisition Event or, in the case of clause (ii), such termination; provided, however, that in the case of clause (i) but only with respect to a termination of this Agreement by the Company or Parent pursuant to Section 7.1(c) (in the circumstance where the representations and warranties of the Company are true and correct in all material respects as of the date hereof), (e) or (i) where the applicable Third Party Acquisition Event constitutes an event described under clause (D) of the definition of such term, the Company shall only be required to pay the Termination Fee to Parent if the Takeover Proposal relating or giving rise to such Third Party Acquisition Event constitutes a Superior Proposal.

                  A "Third Party Acquisition Event" means any of the following events: (A) any person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; (B) any group (other than a group which includes or may reasonably be deemed to include Parent or any of its Affiliates) is formed which, at the time of formation, beneficially owns 20% or more of the outstanding shares of Company Common Stock; (C) any person (other than Parent or its Affiliates) shall have commenced a tender or exchange offer for 20% or more of the then outstanding shares of Company Common Stock or publicly proposed any bonafide merger, consolidation or acquisition of all or substantially all the assets of the Company, or other similar business combination involving the Company; (D) the Company enters into, or announces that it proposes to enter into, an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving the Company or a "significant subsidiary"

(as defined in Rule 1.02(v) of Regulation S-X as promulgated by the SEC) of the Company or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, the Company or a significant subsidiary (other than the transactions contemplated by this Agreement); (E) any person (other than Parent or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Company Common Stock which, together with all shares of Company Common Stock beneficially owned by such person, results or would result in such person being the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; or (F) there is a public announcement with respect to a plan or intention by the Company or any person, other than Parent and its Affiliates, to effect any of the foregoing transactions. For purposes of this Section 5.4(c), the terms "group," "beneficial owner" and "person" shall be defined by reference to Section 13(d) of the Exchange Act.

                  Section 5.5 Company Stock Options. Immediately prior to the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time shall become exercisable in full (to the extent not previously exercised), and shall be canceled and the holder thereof shall have the right to receive upon execution and delivery to the Payment Agent of an option termination agreement, in form and substance reasonably acceptable to Parent (which agreement shall be mailed by the Payment Agent to holders of Company Stock Options promptly following the Effective Time), an amount of cash equal to the result of (x) the Merger Consideration such holder would have received pursuant to Article I hereof had such Company Stock Option been exercised immediately prior to the Effective Time less (y) the exercise price of such Company Stock Option (such amount hereinafter the "Option Consideration"). The payment of the Option Consideration, net of any withholding or other applicable taxes, upon delivery to the Payment Agent of an option termination agreement shall be deemed to constitute full satisfaction of all rights pertaining to such Company Stock Option.

                  Section 5.6 Best Efforts

                  (a) Consummation of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, State Takeover Approvals and State Insurance Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement and the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the taking of all reasonable actions to minimize the effects of any State Takeover Approval or State Insurance Approval on the transactions contemplated hereby, and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

                  (b) Representations and Warranties. Each party shall not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

                  (c) Divestiture. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the material businesses, product lines or assets of Parent or any of its Subsidiaries or that otherwise would have a Material Adverse Effect on Parent.

                  Section 5.7 Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq National Market.

                  Section 5.8 Real Estate Transfer and Gains Tax. Parent and the Company agree that either the Company or the Surviving Corporation will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion.

                  Section 5.9 Indemnification; Directors and Officers Insurance. For six years from and after the Effective Time, Parent agrees to cause the Surviving Corporation to, and shall guarantee the obligation of the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Articles of Incorporation, By-Laws or agreements in existence on the date hereof for acts or omissions occurring at or prior to the Effective Time. Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar (with respect to limits and deductibles) to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay premiums aggregating more than $1,750,000 for D&O Insurance for the six year period commencing on the Effective Time.

                  Section 5.10 Notification of Certain Matters. Parent shall use its best efforts to give prompt notice to the Company, and the Company shall use its best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on the Company; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 5.11 Employee Benefit Plans and Agreements

                  (a) Company Plans. Except as set forth in Section 5.11(b), Parent agrees that it will cause the Surviving Corporation from and after the Effective Time to honor all Company Plans (other than the Company Stock Plans) and all employment agreements entered into by the Company prior to the date hereof; provided, however, that nothing in this Agreement shall be interpreted as limiting the power of Parent or the Surviving Corporation to amend or terminate any Company Plan or any other individual employee benefit plan, program, agreement or policy or as requiring Parent or the Surviving Corporation to offer to continue (other than as required by its terms) any written employment contract.

                  (b) 401(k) Plan. Effective as of the Closing Date, the 401(k) plan of the Company shall be amended to terminate and discontinue the stock participation feature in Company Common Stock of such plan.

                  (c) Credit for Prior Service. In the event that Parent shall merge any Company Plan with any benefit plan of Parent, pre-Closing service with the Company or any of its Subsidiaries will be counted for purposes of employee eligibility, seniority and vesting under such benefit plan, and any pre-existing condition shall be waived.

                  Section 5.12 Stock Purchase Agreement. The Company and Parent agree that, notwithstanding the provisions of Section 11.2(b) of the Stock Purchase Agreement, from the date hereof until the earlier to occur of (i) the Effective Time or (ii) termination of this Agreement, Parent and any Restricted Holder (as defined in the Stock Purchase Agreement) may vote any shares of Common Stock held by Parent or such Restricted Holder in any and all matters presented to the stockholders of the Company, may solicit proxies and may attempt to influence the vote of other stockholders of the Company as Parent, or such Restricted Holder, as applicable, deems appropriate. None of the execution or performance of this Agreement, the execution or performance of agreements between Parent and certain officers and directors of the Company concerning the voting of shares of Common Stock held by such officers and directors or the consummation of the transactions contemplated herein by the Company or its Subsidiaries or by Parent or Sub shall constitute a breach or other default under the terms of the Stock Purchase Agreement by Company and its Subsidiaries or by Parent and Sub, as the case may be.

                  Section 5.13 Dissenting Shares.

                  (a) Dissenters' Rights. Notwithstanding any provisions of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has exercised such holder's dissenters' rights in accordance with the MBCA and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by the MBCA.

                  (b) Withdrawal of Dissenters' Rights. Notwithstanding the provisions of subsection (a) above, if any holder of shares of Company Common Stock who demands dissenters' rights with respect to such shares shall effectively withdraw or lose (through the failure to perfect or otherwise) such holder's dissenters' rights under the MBCA, then, as of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration upon surrender of the applicable Certificate(s) as provided herein.

                  (c) Demand for Payment. The Company shall give Parent (i) prompt written notice of any written demands for payment with respect to any shares of Company Common Stock pursuant to dissenters' rights, and any withdrawals of such demands or losses of such rights, and any other instruments served pursuant to the MBCA, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenters' rights. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to demands for dissenters' rights or offer to settle or settle any such demands.

                  Section 5.14 Chief Executive Officer. As promptly as practicable following the Effective Time, Robert W. MacDonald shall be appointed and elected by the Board of Directors of Parent as (i) the Chief Executive Officer of Parent and (ii) a member of the Board of Directors of Parent and the Company.

                  Section 5.15 Change of Control. Following the date hereof, the Company shall use its best efforts to amend the terms of any employment agreement and shall take all such action as may be otherwise necessary so that neither the execution or performance of this Agreement nor the consummation of the transactions contemplated hereunder shall trigger the acceleration of any benefit with respect to, or require any severance or other payment to be paid to, any employee of the Company or any of its Subsidiaries upon the termination of employment of such employee.

                  Section 5.16 Convertible Debentures. The Company shall redeem all Convertible Debentures in accordance with their terms as a result of consummation of the Merger.

                  Section 5.17 Advance of Funds. Immediately prior to the Effective Time, Parent shall advance, or shall cause to be advanced, to the Company funds necessary to pay, discharge and satisfy any indebtedness for borrowed money under any existing credit facility and to redeem and retire the Convertible Debentures to the extent such repayment or redemption is required to be made at or prior to the Effective Time.


                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

                  Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Articles of Incorporation and By-laws of the Company.

                  (b) HSR and Other Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

                  (c) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

                  Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Parent and Sub by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) Certain Consents. In obtaining any approval or consent required to consummate any of the transactions contemplated herein, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of the Company, individually or in the aggregate, would have a Material Adverse Effect on Parent (assuming the consummation of the Merger).

                  Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) Consents. (i) The Company shall have obtained the consent or approval (or, with respect to any agreement concerning indebtedness for borrowed money owed by the Company or any of its Subsidiaries to any reinsurer of the Company or any of its Subsidiaries, paid such indebtedness in full) (and shall have provided Parent with evidence, reasonably satisfactory to Parent, of such consent, approval or payment) of each person or Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument of the Company or any Subsidiary or any law, rule or regulation applicable to the Company or any of its Subsidiaries, except as to which the failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Company or Parent or upon the consummation of the transactions contemplated in this Agreement.

                  (ii) In obtaining any approval or consent required to consummate any of the transactions contemplated herein, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of Parent, individually or in aggregate would have a Material Adverse Effect on the Company or Parent.

                  (c) Litigation. There shall not be instituted or pending any suit, action or proceeding before any Governmental Entity as a result of this Agreement or any of the transactions contemplated herein or therein which would have a Material Adverse Effect on the Company or Parent.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent:

                  (a) by mutual written consent of Parent and the Company;

                  (b) except for a breach by the Company of Section 5.1, by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice from the non-breaching party of such failure to comply;

                  (c) by either Parent or the Company if there has been (i) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within thirty business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

                  (d) by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on December 31, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                  (e) by Parent or the Company if the stockholders of the Company do not approve this Agreement at the Stockholder Meeting or at any adjournment or postponement thereof;

                  (f) by Parent or the Company if the Company enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal or the Board of Directors of the Company resolves to do so; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(f) unless (i) the Company has delivered to Parent a written notice of the Company's intent to enter into such an agreement to effect the Superior Proposal, (ii) five business days have elapsed following delivery to Parent of such written notice by the Company and (iii) during such five business day period the Company has fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.1(f) unless at the end of such five business day period the Board of Directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal and prior to such termination the Company pays to Parent the amounts specified under Sections 5.4(a), (b) and (c);

                  (g) by Parent if (i) the Board of Directors of the Company, in breach of Section 5.1, shall not have recommended, or shall have resolved not to recommend, or shall have qualified, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to do so or (iii) a third party tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

                  (h) by Parent on or prior to June 1, 1999, if this Agreement and the consummation of the transactions contemplated hereunder shall not have been duly approved by the Board of Management of Allianz Aktiengesellschaft, the indirect parent company of Parent.

                  (i) by either Parent or the Company prior to June 8, 1998, if the Company shall have received (A) the written opinion of a nationally recognized investment bank reasonably acceptable to Parent (the "Opinion Provider") that, as of the date of the Agreement, the Per Share Amount is unfair to the Company's stockholders from a financial point of view, a copy of which opinion and other materials presented to the Company's Board of Directors shall be delivered to Parent, or (B) a written statement from Opinion Provider that it is not able to render an opinion that as of the date of the Agreement the Per Share Amount is fair to the Company's stockholders from a financial point of view, a copy of which statement and any other materials presented to the Company's Board of Directors shall be delivered to Parent.

                  The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                  Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3 and the entirety of Section 5.4, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

                  Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Parent and the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

                  Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent or Sub, to

                         Allianz Life Insurance Company of North America
                         1750 Hennepin Avenue South
                         Minneapolis, Minnesota 55403
                         Attention: Edward J. Bonach,
                                    Senior Vice President and Chief Financial
                                    Officer
                         Facsimile No.: (612) 347-6657

                      with a copy to:

                          Dorsey & Whitney LLP
                          Pillsbury Center South
                          220 South Sixth Street
                          Minneapolis, Minnesota 55402
                          Attention: William B. Payne
                          Facsimile No.: (612) 340-8738

                  (b) if to the Company, to

                          Life USA Holding, Inc.
                          700 Interchange Building North
                          300 South Highway 169
                          Minneapolis, Minnesota 55425
                          Attention: Robert W. MacDonald
                                     Chairman and CEO
                          Facsimile No.: (612) 525-6141
                      with a copy to:

                          Kaplan, Strangis and Kaplan, P.A.
                          5500 Norwest Center
                          Minneapolis, Minnesota 55402
                          Attention: Bruce J. Parker
                          Facsimile No.: (612) 375-1143

                  Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, except and as provided in the last sentence of Section 5.3, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as provided pursuant to Section 5.9 and 5.11, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  Section 8.7 Assignment. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

                  Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                  Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                             ALLIANZ LIFE INSURANCE COMPANY
                               OF NORTH AMERICA



                             By:   /s/ Edward J. Bonach
                                   ---------------------------------------------
                                   Name: Edward J. Bonach
                                   Title: Senior Vice President and Chief
                                            Financial Officer


                             NOVA NEW CO.



                             By:   /s/ Edward J. Bonach
                                   ---------------------------------------------
                             Name: Edward J. Bonach
                                   Title: President


                             LIFE USA HOLDING, INC.



                             By:   /s/ Robert W. MacDonald
                                   ---------------------------------------------
                                   Name: Robert W. MacDonald
                                   Title: Chairman and Chief Executive Officer